UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 17, 2013

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34865	33-0811062
(Commission File Number)	(IRS Employer Identification No.)

5887 Copley Drive, San Diego, California 92111

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (858) 882-6000

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K is being filed in connection with an agreement pertaining to certain litigation concerning, among other things, the Agreement and Plan of Merger, dated as of June 12, 2013, by and among AT&T, Inc. (“AT&T”), Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), Mariner Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of AT&T (“Merger Sub”), and Laser, Inc., a Delaware corporation, providing for the merger of Merger Sub with and into Leap, with Leap surviving as a wholly-owned subsidiary of AT&T (the “merger agreement”).

As previously described in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by Leap on September 17, 2013 (the “proxy statement”), on August 15, 2013 the Superior Court of the State of California, County of San Diego, consolidated four separate putative class action lawsuits challenging the proposed transaction. The consolidated action is captioned In re Leap Wireless International, Inc. Shareholder Litigation, Lead Case No. 37-2013-00058491-CU-BT-CTL. On October 17, 2013, the lead plaintiff entered into a memorandum of understanding regarding the settlement of this putative class action.

Leap believes that no further disclosure is required to supplement the proxy statement under applicable laws and Leap, AT&T and the other defendants to the class action continue to deny that the process by which the proposed transaction was negotiated or is being executed was or is insufficient in any way and that any defendant acted improperly; however, to avoid the risk that the putative stockholder class actions may delay or otherwise adversely affect the consummation of the transactions and to minimize the expense of defending such action, Leap has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed transaction, all of which are set forth below. In addition, AT&T has agreed to forbear from asserting its right to prevent termination of the voting agreement, dated July 12, 2013, among Leap, AT&T and affiliates of MHR Fund Management if a Change of Recommendation (as defined in the merger agreement) is made by Leap as a result of a Superior Proposal (as defined in the merger agreement) as permitted by Section 6.2(f)(i) of the merger agreement, and to forbear from asserting its right to prevent a Change of Recommendation by Leap under Sections 6.2(f)(ii)(A), (B), (C), and (E) of the merger agreement.

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including completion of the merger and court approval following notice to Leap’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Superior Court of the State of California, County of San Diego will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the merger agreement and the transactions contemplated thereby, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), among other claims, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Superior Court of the State of California, County of San Diego for an award of attorneys’ fees and expenses to be paid by Leap, its successor, or its insurer, which the defendants may oppose. Leap, its successor, or its insurer will pay or cause to be paid any attorneys’ fees and expenses awarded by the Superior Court of the State of California, County of San Diego. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Superior Court of the State of California, County of San Diego will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

In addition, this Form 8-K is being filed to provide Leap stockholders with additional information regarding Laser, Inc., a Delaware corporation and indirect wholly owned subsidiary of Leap, which has become available since the date of the proxy statement. Laser, Inc. is the “Stockholders’ Representative” under the merger agreement and is expected to be the Stockholders’ Representative party to a CVR Agreement to be entered into at the effective time of the merger. Leap believes that no further disclosure is required to supplement the proxy statement under applicable laws; however, in an effort to ensure Leap stockholders have current information with respect to the Stockholders’ Representative prior to the special meeting of its stockholders, Leap is making the disclosures set forth below with respect to the Stockholders’ Representative.

SUPPLEMENT TO PROXY STATEMENT

In connection with the outstanding stockholder suit in the Superior Court of the State of California, County of San Diego described above, Leap has agreed to make these supplemental disclosures to the proxy statement. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Page references in the below disclosures are to the proxy statement, and defined terms used but not defined herein have the meanings set forth in the proxy statement.

*    *    *

The sixth full paragraph on page 42 of the proxy statement, which appears under the section entitled “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analysis,” is hereby amended and supplemented by inserting the following sentence at the end of such paragraph:

“No value was attributed to Leap’s net operating loss carryforwards in this analysis due to the Company’s history of operating losses, the expectation that such operating losses will continue and the Company’s indebtedness. If Leap is able to achieve sustained positive operating income and refinance its debt maturities on reasonable terms, as is forecast in certain cases of the Company’s financial projections, the Company’s net operating loss carryforwards could provide some incremental value to this analysis.”

The third full paragraph on page 43 of the proxy statement, which appears under the section entitled “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analysis,” is hereby amended and supplemented by replacing the last sentence of such paragraph with the following sentence and inserting the following table before the existing table immediately following such paragraph:

“The following tables summarize the results of Lazard’s review of the EV/EBITDA multiples implied by the selected transactions:

Acquiror	Target	EV / EBITDA Multiple
• SoftBank	• Sprint	8.1x

• AT&T	• ATNI	7.7x

• T-Mobile	• Metro PCS	4.8x

• AT&T	• T-Mobile	7.0x

• Sprint Nextel	• iPCS	6.4x

• AT&T	• Centennial	7.1x

”

The fourth full paragraph on page 43 of the proxy statement, which appears under the section entitled “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analysis,” is hereby amended and supplemented by inserting the following sentence at the end of the second sentence:

“No value was attributed to Leap’s net operating loss carryforwards in this analysis due to the Company’s history of operating losses, the expectation that such operating losses will continue and the Company’s indebtedness. If Leap is able to achieve sustained positive operating income and refinance its debt maturities on reasonable terms, as is forecast in certain cases of the Company’s financial projections, the Company’s net operating loss carryforwards could provide some incremental value to this analysis.”

The fifth full paragraph on page 43 of the proxy statement, which appears under the section entitled “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analysis,” is hereby amended and supplemented by inserting the following sentence at the end of the first sentence:

“For each year, standalone unlevered, after-tax free cash flow was derived as follows:    EBITDA less taxes less capital expenditures less changes in working capital.”

The fifth full paragraph on page 43 of the proxy statement, which appears under the section entitled “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analysis,” is hereby further amended and supplemented by inserting the following sentence at the end of the second sentence:

“No value was attributed to Leap’s net operating loss carryforwards in this analysis due to the Company’s history of operating losses, the expectation that such operating losses will continue and the Company’s indebtedness. If Leap is able to achieve sustained positive operating income and refinance its debt maturities on reasonable terms, as is forecast in certain cases of the Company’s financial projections, the Company’s net operating loss carryforwards could provide some incremental value to this analysis.”

The following disclosure supplements the section entitled “Summary of Financial Forecasts” as well as the sentence immediately preceding that heading on page 48:

“The following is a summary of the financial forecasts prepared by management of Leap (or calculated from such financial forecasts) and given to the Leap board and its advisors for 2013 through 2017. The following summary also contains certain additional financial forecasts for the years 2018 and 2019 that were prepared by Lazard as part of their analysis described above under the section entitled “The Merger — Opinion of Leap’s Financial Advisor.” These forecasts were extrapolated from the financial forecasts provided by Leap to Lazard for 2013 through 2017 as described above and were reviewed by the management of Leap:

Summary of the Financial Forecasts

($ in millions)	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Revenue
Upside Case	$2,931	$3,086	$3,199	$3,301	$3,389	$3,470
Base Case	$2,921	$3,017	$3,124	$3,223	$3,308	$3,381
Downside Case	$2,941	$2,848	$2,685	$2,529	$2,377	$2,377

Adjusted OIBDA
Upside Case	$492	$561	$633	$735	$812	$867	$895
Base Case	$452	$417	$505	$620	$700	$749	$774
Downside Case	$487	$453	$396	$354	$270	$270	$281

Adjusted OIBDA less Capex
Upside Case	$283	$276	$408	$515	$557	$622
Base Case	$243	$132	$280	$400	$445	$504
Downside Case	$278	$238	$240	$196	$116	$116

Stock-based compensation expense
Upside Case	$8.25	$11.00	$11.00	$11.00	$11.00	$11.00
Base Case	$8.25	$11.00	$11.00	$11.00	$11.00	$11.00
Downside Case	$8.25	$11.00	$11.00	$11.00	$11.00	$11.00

($ in millions)	6 months 2013E1	2014E	2015E	2016E	2017E	2018E
Depreciation and Amortization
Upside Case[2]	$215	$368	$331	$298	$276	$283
Base Case[2]	$215	$368	$331	$298	$276	$282
Downside Case[3]	$292	$485	$418	$258	$198	$198

Capex
Upside Case	$105	$285	$225	$220	$255	$245
Base Case	$105	$285	$225	$220	$255	$245
Downside Case	$105	$215	$156	$158	$154	$154

Changes in working capital
Upside Case	$4	$(12)	$(2)	$(4)	$(4)	$—
Base Case	$5	$(12)	$(3)	$(4)	$(4)	$—
Downside Case	$(1)	$(26)	$(12)	$(12)	$(11)	$—

Unlevered, after-tax free cash flow
Upside Case	$134	$191	$291	$345	$349	$399
Base Case	$122	$102	$212	$273	$279	$327
Downside Case	$138	$212	$228	$147	$78	$89

(1)	Represents approximately 50% of the full-year 2013 financial forecasts prepared by management of Leap and given to the Leap board and its advisors.
(2)	Represents depreciation and amortization for tax purposes.
(3)	Represents depreciation and amortization for accounting (book) purposes.”

*    *    *

Leap is also providing to its stockholders the following supplemental information about the Stockholders’ Representative. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Defined terms used herein have the meanings set forth in the proxy statement.

As described in the proxy statement, upon completion of the merger, Leap currently anticipates that the equity interests of the Stockholders’ Representative will pass in equal parts to John D. Harkey, Jr., S. Douglas Hutcheson, and Mark H. Rachesky, M.D., each of whom currently serves as a Leap director, or their successors, and that these individuals will be appointed as directors of the Stockholders’ Representative (the “Laser directors”). In their role as the Laser directors, Mr. Harkey, Mr. Hutcheson and Dr. Rachesky will be responsible for managing the maintenance and disposition of the 700 MHz License.

Leap expects that Mr. Harkey will serve as chairman of the board of directors of the Stockholders’ Representative, that Mr. Harkey will receive an annual cash retainer fee of $150,000 in respect of his service as chairman of the board of Laser and that Dr. Rachesky will receive an annual cash retainer fee of $100,000 in respect of his service as a Laser director. As described below, Leap expects that Mr. Hutcheson will serve as chief executive officer of the Stockholders’ Representative and therefore will not receive any compensation in respect of his service as a Laser director.

In addition, Leap expects that the Stockholders’ Representative will employ a staff of approximately four persons, including a chief executive officer (the “Laser employees”). Leap expects that Mr. Hutcheson will serve as chief executive officer and receive an annual base salary of $350,000. The annual base salaries for all Laser employees, including Mr. Hutcheson, are not expected to exceed $700,000 in the aggregate.

Leap expects that the Laser directors and the Laser employees will receive a one-time cash payment of incentive compensation if the 700 MHz license is sold for an amount that exceeds the value of the license on the closing date of the merger. This additional cash compensation is expected to be the only bonus, short-term or long-term compensation provided to the Laser directors and the Laser employees, other than the annual cash retainer fees and base salaries discussed above.

The aggregate amount of the incentive compensation (the “incentive pool”) will be determined by the extent to which the gross sales proceeds from the sale of the 700 MHz License exceed the value of the license on the closing date of the merger (the “closing value”), which is referred to as the “incremental license value”. The “closing value” will be calculated by multiplying (i) the difference between the average closing price of Leap common stock for the five trading days immediately prior to the closing date of the merger and the per share cash merger consideration of $15.00 (but not less than zero) by (ii) the number of shares of Leap common stock outstanding immediately prior to the effective time of the merger on a fully diluted basis. No incentive compensation will be paid to the Laser directors or the Laser employees unless the sales price of the 700 MHz license exceeds the closing value by more than $20 million.

The amount of the incentive pool available for the Laser directors will equal 1.0% of the incremental license value (the “director incentive pool”). The director incentive pool will be apportioned equally among the non-executive directors. The amount of the incentive pool available for the Laser employees will equal 2.5% of the incremental license value (the “employee incentive pool”). The employee incentive pool will be apportioned approximately one-half to Mr. Hutcheson and the remainder to the other Laser employees. The board of directors of the Stockholders’ Representative will reserve the discretion to reduce the amount of the officer incentive pool or any payments thereunder if it determines that an adjustment is reasonable and appropriate in light of the efforts performed by the Laser employees with respect to the sale of the 700 MHz license.

For illustrative purposes only, assuming an average closing price of Leap common stock of $16.00 for the five trading days immediately prior to the closing date of the merger and 84,616,808 shares of Leap common stock outstanding immediately prior to the effective time of the merger on a fully diluted basis (thus establishing a closing value of approximately $84.6 million and a calculation threshold of approximately $104.6 million), then (A) a sale of the 700 MHz license yielding $104.6 million or less of gross sales proceeds would yield a director incentive pool of $0 and an employee incentive pool of $0, (B) a sale of the 700 MHz license yielding $225 million of gross sales proceeds would yield a director incentive pool of approximately $1.4 million and an employee incentive pool of approximately $3.5 million and (C) a sale of the 700 MHz license yielding $450 million of gross sales proceeds would yield a director incentive pool of approximately $3.7 million and an employee incentive pool of approximately $9.1 million.

The foregoing compensation structure was approved by Leap’s board of directors following the recommendation of its compensation committee, which was advised by outside executive compensation and legal advisors. Depending on the size of the incentive pool resulting from the sale of the 700 MHz License, Licenseco may incur more than $10 million of fees, expenses and other amounts, which will reduce the amount of Distributable Proceed to be provided to CVR holders.

*    *    *

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Leap by AT&T. In connection with the proposed acquisition, Leap has filed a definitive proxy statement on Schedule 14A with the SEC, and Leap and AT&T intend to file additional relevant materials with the SEC. STOCKHOLDERS OF LEAP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING LEAP’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and copies of the documents filed by Leap with the SEC will be available free of charge by directing a written request to Leap Wireless International, Inc., Attn: Corporate Secretary, 5887 Copley Drive, San Diego, California 92111.

Participants in Solicitation

Leap and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Leap common stock in respect of the proposed transaction. Information regarding the interests of Leap’s directors and executive officers in the proxy solicitation are included in Leap’s definitive proxy statement.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this document and any exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Leap may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary regulatory approvals on conditions permissible under the merger agreement, (4) risks related to disruption of management’s attention from Leap’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of Leap to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent Leap’s views as of the date on which such statements were made. Leap anticipates that subsequent events and developments may cause its views to change. However, although Leap may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of Leap are described in the risk factors included in Leap’s filings with the SEC, including Leap’s 2012 Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2013

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ Robert J. Irving
Name: Robert J. Irving
Title: Chief Legal and Administrative Officer